Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: the Supervisory Board and Shareholders of ProQR Therapeutics N.V.

We consent to the incorporation by reference in the Registration Statement No. 333-199451 on Form S-8 and No. 333-207245 on Form F-3 of our report dated March 30, 2018 relating to the consolidated financial statements of ProQR Therapeutics N.V. appearing in this Annual Report on Form 20-F of ProQR Therapeutics N.V. for the year ended December 31, 2017.

/s/Deloitte Accountants B.V.

Amsterdam, the Netherlands

March 30, 2018